LIONBRIDGE REPORTS Q2 REVENUE OF $113.2 MILLION AND GAAP EPS OF $0.03

14% Sequential Quarter Revenue Growth and Strong Earnings Conversion Reflect Growing Customer
Demand and Momentum; Reiterates Guidance for Second Half 2011 Strength

WALTHAM, Mass. – August 02, 2011 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced revenue and earnings for the second quarter ended June 30, 2011.

Financial highlights for the second quarter include:

•	Revenue of $113.2 million, an increase of $13.6 million or 14% compared to the first quarter of 2011 and an increase of $8.4 million or 8% year-on-year compared to the second quarter of 2010.

•	GAAP net income of $1.7 million or $0.03 per share based on 59.5 million weighted average fully diluted common shares outstanding. GAAP net income increased $7.2 million or $0.12 per share sequentially compared to Q1 2011. GAAP net income decreased $2.8 million or ($0.05) per share year-on-year compared to Q2 of 2010 due to a weakening of the US dollar compared to other currencies and changing work mix.

•	Non-GAAP adjusted earnings of $4.3 million or $0.07 per share, a sequential quarter increase of $6.0 million or $0.10 per share from the first quarter of 2011 and a decrease of $3.2 million or ($0.05) year-on-year compared to Q2 of 2010. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and related costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of these measures to the comparable GAAP measure.

•	An ending cash balance of $20.1 million.

During the quarter, the Company secured several significant new customer engagements, including a multi-year agreement with a leading US automobile manufacturer, and new programs with a multinational life sciences and clinical diagnostics company.

“Our positive second quarter results reflect the progress of our business on all levels. Our new business is accelerating. Our large accounts are returning to growth ahead of plan. Our technology is scaling to new levels of quality and speed,” said Rory Cowan, CEO of Lionbridge. “With a solid revenue momentum and growing profit conversion, we expect strong performance in the second half of 2011 and continued expansion in 2012.”

Lionbridge provided outlook for Q3 of 2011 with expected revenue of $108-$111 million, reflecting traditional Q3 seasonality. The Company also expects strong sequential quarter and year-on-year revenue growth in Q4. For FY 2011 the Company expects revenue to be above the mid range of its 5-10% year-on-year growth estimate.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live via the Internet .

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings Per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings and adjusted earnings per share are net income and net income per share and has provided a reconciliation of adjusted earnings and adjusted earnings per share to net income (loss) at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings growth of Lionbridge in third quarter of 2011, the second half of 2011 and any continuation thereof in 2012, anticipated customer demand, including any acceleration of existing customers’ spending, and expected improvements to profitability and financial performance. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; global economic conditions that may affect the demand for Lionbridge’s services by customers and prospective customers; market acceptance of and customer demand for the Company’s SaaS-based technology offerings; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  the success of Lionbridge’s partnership with IBM; the cost, complexity, timing and speed of development and commercialization activities associated with GeoFluent real-time machine translation technology initiatives and customer and user acceptance of such technologies; risks associated with the financial aspects of the subscription model utilized in connection with the Translation Workspace and GeoFluent; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles and deeper impact of any global economic downturn in particular jurisdictions; risks associated with competition; costs associated with restructuring, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy its translation technologies, including Translation Workspace and GeoFluent; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue ........................................	$113,245	$104,872	$212,897	$205,652
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)............................................................	78,808	69,643	150,544	138,588
Sales and marketing............................................................	8,701	7,465	16,979	14,433
General and administrative...................................................	18,657	18,698	37,282	37,490
Research and development...................................................	1,518	952	2,914	1,710
Depreciation and amortization. .............................................	1,435	1,175	2,726	2,305
Amortization of acquisition-related intangible assets.....................	583	1,223	1,166	2,446
Restructuring and other charges.............................................	643	666	2,746	1,855

Total operating expenses.............................................	110,345	99,822	214,357	198,827

Income (loss) from operations...................................................	2,900	5,050	(1,460)	6,825
Interest expense:
Interest on outstanding debt ................................................	185	282	334	579
Amortization of deferred financing costs .................................	25	44	50	88
Interest income ......................................................................	15	8	32	33
Other (income) expense, net ......................................................	423	(731)	881	(457)

Income (loss) before income taxes.............................................	2,282	5,463	(2,693)	6,648
Provision for income taxes......................................................	560	905	1,031	1,613

Net income (loss) ................................................................	$1,722	$4,558	$(3,724)	$5,035

Net income (loss) loss per share of common stock:
Basic	$0.03	$0.08	$(0.06)	$0.09
Diluted	$0.03	$0.08	$(0.06)	$0.09
Weighted average number of common shares outstanding:
Basic and diluted	57,815	56,619	57,671	56,495
Diluted	59,548	59,854	57,671	59,191

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents...................................................	$20,084	$28,206
Accounts receivable, net of allowances of $500 at June 30, 2011 and December 31, 2010 ..........................................	67,739	57,763
Unbilled receivables............................................................	17,346	17,471
Other current assets............................................................	12,840	9,585

Total current assets............................................................	118,009	113,025
Property and equipment, net....................................................	20,298	16,394
Goodwill ........................................................................	9,675	9,675
Other intangible assets, net......................................................	8,422	9,588
Other assets........................................................................	8,126	8,294

Total assets............................................................	$164,530	$156,976

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable............................................................	$22,553	$18,185
Accrued compensation and benefits.......................................	18,598	17,080
Other accrued expenses and current liabilities............................	26,970	25,892
Deferred revenue............................................................	11,245	11,073

Total current liabilities......................................................	79,366	72,230
Long-term debt.....................................................................	24,700	24,700
Deferred income taxes, long-term................................................	730	730
Other long-term liabilities............................................................	15,265	14,142

Total stockholders’ equity ............................................................	44,469	45,174

Total liabilities and stockholders’ equity...............................	$164,530	$156,976

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
Comparison to Three and Six Months Ended June 30, 2010

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss) ........................................	$1,722	$4,558	$(3,724)	$5,035
Amortization of acquisition-related intangible assets.....................	583	1,223	1,166	2,446
Stock-based compensation...................................................	1,388	1,099	2,479	1,994
Restructuring and other charges...........................................	643	666	2,746	1,855

Adjusted earnings......................................................	$4,336	$7,546	$2,667	$11,330

Fully diluted weighted average number of common shares outstanding	59,548	59,854	59,539	59,191
Adjusted EPS	$0.07	$0.13	$0.04	$0.19

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
Comparison to Three Months Ended March 31, 2011

	Q2 2011	Q1 2011
Net income (loss) ............................................................	$1,722	$(5,446)
Amortization of acquisition-related intangible assets............	583	583
Stock-based compensation................................................	1,388	1,091
Restructuring and other charges.............................................	643	2,103

Adjusted earnings......................................................	$4,336	$(1,669)

Fully diluted weighted average number of common shares outstanding	59,548	57,523
Adjusted EPS	$0.07	$(0.03)